EXHIBIT 99.1

IMMEDIATE RELEASE

MMRGlobal Signs $15 Million Continuous Investment Agreement with Granite State Capital

Los Angeles, CA (April 17, 2012) - MMRGlobal, Inc. (OTCBB: MMRF) ("MMR") today announced that it has entered into a Continuous Investment Agreement (the "Agreement") for up to $15,000,000 with Granite State Capital, LLC ("Granite").

The Granite Agreement will replace the Company's existing financing agreement with Dutchess Opportunity Fund, II, L.P. at a 5% discount to market as compared to 6% under the Dutchess agreement.

MMR will use funds available under the terms of the Agreement as needed for general corporate purposes, sales and marketing expenses in support of the continued expansion of its global healthcare technology solutions for the healthcare industry.

MMR may not receive proceeds from the Agreement until a registration statement (the "Registration Statement") has been declared effective by the Securities and Exchange Commission (the "SEC"). In addition, the Agreement requires MMR to file the Registration Statement with the SEC by May 7, 2012, although MMR is working diligently to file the Registration statement as soon as possible.

The Company plans to file a Current Report on Form 8-K with the SEC disclosing the material terms of the Agreement and attaching a copy the Agreement no later than April 20, 2012.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is to be filed with the SEC as previously described.

About MMRGlobal, Inc.

MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc., provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, and professional organizations and affinity groups. The MyMedicalRecords PHR enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. MyMedicalRecords is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. MMR is an Independent Software Vendor Partner with Kodak to deliver an integrated turnkey EMR solution for healthcare professionals. Through its merger with Favrille, Inc. in January 2009, the Company acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of the Company's products and services at www.mmrtheater.com.

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Forward-Looking Statements

All statements in this press release that are not strictly historical in nature, including future performance, management's expectations, beliefs, intentions, estimates or projections, constitute "forward-looking statements."　Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words (and their derivations) such as "need," "possibility," "intend," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue," or the negative of these words. Actual results and the timing of selected events may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Such statements are subject to various risks and uncertainties, including but not limited to those discussed or incorporated by reference herein. Factors that could cause or contribute to such differences include, but are not limited to, the risk the Company's products are not adopted or viewed favorably by the healthcare community and consumer retail market; business prospects, results of operations or financial condition including forms of financing; risks related to the current uncertainty and instability in financial and lending markets, including global economic uncertainties; litigation matters; timing and volume of sales and installations; length of sales cycles and the installation process; market acceptance of new product and service introductions; ability to establish and maintain strategic relationships; relationships with licensees; competitive product offerings and promotions; changes in government laws and regulations and future changes in tax legislation and initiatives in the healthcare industry; undetected errors in our products; possibility of interruption at our data centers; risks related to third party vendors; risks related to obtaining and integrating third-party licensed technology; risks related to a security breach by third parties; risks associated with recruitment and retention of key personnel; maintaining, developing and defending our intellectual property rights; marketing and exploitation of our patent portfolio both in the U.S. and internationally; uncertainties associated with doing business internationally across borders and territories; and additional risks discussed in the Company's filings with the Securities and Exchange Commission. The Company is providing this information as of the date of this release and, except as required by applicable law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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CONTACT:

Michael Selsman
Public Communications Co.
(310) 922-7033
 ms@publiccommunications.biz